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                                                                    EXHIBIT 4.1

                               ONE IP VOICE, INC.
                             2002 STOCK OPTION PLAN

1.    PURPOSE

      The One IP Voice, Inc. 2002 Stock Option Plan (the "Plan") is intended to encourage stock ownership of ONE IP VOICE, INC., a Delaware corporation (the "Corporation") by officers, directors, consultants and employees of the Corporation and any subsidiary corporations (the "Subsidiaries"), as defined in
Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), so that they may acquire or increase their proprietary interest in the success of the Corporation and Subsidiaries, and to encourage them to remain in the employ of, or maintain their relationship with, the Corporation and/or the Subsidiaries. It is further intended that options issued pursuant to this Plan shall constitute either "incentive stock options" within the meaning of Section 422 of the Code ("Incentive Stock Options") or non-qualified stock options, the tax consequences of which are governed by Section 83 of the Code ("Non-Qualified Stock Options"), as designated at the time of grant. Any option granted pursuant to this Plan which for any reason fails to qualify as an Incentive Stock Option shall be deemed to have been granted as an option not qualified under Section 422 of the Code. The Corporation intends this Plan to enable it to issue Non-Qualified Stock Options, with terms similar in most respects to Incentive Stock Options. Non-Qualified Stock Options may be granted independently of Incentive Stock Options.

2.    ADMINISTRATION

      The Plan shall be administered by a committee appointed by the Board of Directors of the Corporation (the "Committee"). The Committee shall be composed of members who (i) to the extent necessary to comply with Rule 16b-3 as promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") are "Non-Employee Directors" within the meaning of Rule 16b-3 and (ii) to the extent any option granted hereunder is intended to qualify as performance-based compensation under Section 162(m) of the Code, constitute "outside directors" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. Such Committee shall consist of not less than two members of the Corporation's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. A majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The Committee shall from time to time at its discretion determine (i) those officers, directors, consultants and employees (including key and non-key) who shall be granted options; (ii) the number of shares of stock to be optioned to each; and (iii) subject to the express provisions of the Plan, the terms of all options so granted.

      The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final unless otherwise determined by the Board of Directors. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. If at any time no Committee shall be in office, the Board shall perform the functions of the Committee

3.    ELIGIBILITY

      The persons who shall be eligible to receive Incentive Stock Options shall be such officers and employees (whether or not they are directors) of the Corporation or its Subsidiaries as the Committee shall select from time to time. Non-employee directors, consultants and others, who have a relationship with the Corporation or its Subsidiaries which the Committee considers beneficial to the Corporation, may only receive Non-Qualified Stock Options. Officers and employees may also receive Non-Qualified Stock Options. An optionee may hold more than one option, but only on the terms and subject to the restrictions hereafter set forth.
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4.    STOCK

      The stock subject to the options to be granted hereunder shall be an aggregate of one million and three hundred thousand (1,300,000) shares of the Corporation's authorized but unissued or reacquired $.001 par value common stock, hereafter sometimes called "Common Stock. " The aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year by an optionee under this Plan or any other plan of the Corporation, a parent of the Corporation (if any) or Subsidiaries (if any), shall not exceed $100,000 (or such other amount as may then be permissible under Section 422 of the Code). Any option granted and exercisable in excess of such amount shall be treated as a Non-Qualified Stock Option with respect to such excess. For the purpose of the immediately preceding sentence, options that are not qualified as Incentive Stock Options by reason of such excess shall be deemed to relate first to the most recently granted options. The limitations established by each of the preceding sentences shall be subject to adjustment as provided in Article 6(h) of the Plan.

      In the event of any outstanding option under the Plan for any reason expires, lapses or is otherwise terminated, the shares of Common Stock allocable to the unexercised portion of such option may again become the subject of an option granted under the Plan.

5.    SECTION 162(m) QUALIFYING AWARDS

      The Committee may, in its sole discretion, grant Non-Qualified Stock Options to any key employee with the intent that such award qualifies as "performance-based compensation" under Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder (a "162(m) Award"). The provisions of this Article 5 as well as all other applicable provisions of the Plan not inconsistent with this Article 5 shall apply to all Section 162(m) Awards issued under the Plan, and any ambiguities in construction shall be interpreted to effectuate that intent. In connection with the foregoing, the following limitations apply to all employees of the Corporation:

            (i) No employee shall be granted, in any fiscal year of the Company, options to purchase more than 500,000 shares of Common Stock.

            (ii) In connection with his or her initial employment, an employee may be granted options to purchase up to an additional 100,000 shares which shall not count against the limit set forth in subsection (i) above.

            (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Corporation's capitalization as described in Article 6(h).

            (iv) If an option is canceled in the same fiscal year of the Corporation in which it was granted (other than in connection with a transaction described in Article 6(h)), the canceled option shall be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an option is reduced, the transaction will be treated as a cancellation of the option and the grant of a new option.

      Amounts earned under such awards shall be based upon the attainment of performance objectives established by the Committee in accordance with Section 162(m). Such performance objectives may vary by optionee and by award and shall be based upon the attainment of specific amounts of, or changes in one or more of the following: fair market value of the Corporation's common stock, revenues, earnings, shareholders' equity, return on equity, assets, return on assets, capital, return on capital, book value, economic value added, operating margins, cash flow, shareholder return, expenses or market share. The Committee may provide that in measuring the achievement of the performance objectives, an award may include or exclude items such as realized investment gains and losses, extraordinary, unusual or non-recurring items, asset write-downs, effects of accounting changes, currency fluctuations, acquisitions, divestitures, reserve-strengthening and other non-operating items. Where the compensation associated with a stock option grant at fair market value under the Plan is based solely on an increase in the value of the stock after the date of grant, such compensation attributable to the stock option is deemed by regulation to be subject to a preestablished performance objective without the need of any further designation by the Committee.
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6.    TERMS AND CONDITIONS OF OPTIONS

      Options granted pursuant to the Plan shall be authorized by the Committee and shall be evidenced by agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

      (a) Number of Shares

      Each option shall state the total number of shares to which it pertains.

      (b) Option Price

      Each option shall state the option price, which, in the case of an Incentive Stock Option, shall be not less than 100% of the fair market value of the shares of Common Stock of the Corporation on the date of the granting of the option. Notwithstanding the preceding sentence, in the case of an individual, who immediately before the grant of an option, owns (including constructive ownership pursuant to Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or its parent (if any) or any of the Subsidiaries ("10% Stockholder"), the purchase price per share of Common Stock under each such option shall not be less than 110% of the fair market value per share of stock at the time of the grant of the option. At or prior to the time an option is granted, the Committee shall fix the term of such option which, notwithstanding
Article 6(d) of the Plan, shall not be more than ten years from the date of the grant of the option in the case of persons other than 10% Stockholders, and five years from the date of grant of the option for 10% Stockholders. The foregoing restrictions shall not apply to grants of Non-Qualified Stock Options. The option price of Non-Qualified Stock Options granted under the Plan shall be less than or equal to the fair market value on the date of such grant but not less than fifty percent (50%) of fair market value on the date of such grant. In the event that the Committee takes no action to fix the term of an option granted to such an individual, such option shall contain a provision that it shall expire ten years from the date of grant. For purposes of this paragraph, the parent of the Corporation shall be any corporation, which with respect to the Corporation, is a parent corporation pursuant to Section 424(e) of the Code; and the Subsidiaries of the Corporation shall be all corporations which, with respect to the Corporation, are subsidiary corporations pursuant to
Section 424(f) of the Code. During such time as the Common Stock is not listed upon an established stock exchange the fair market value per share shall be the mean between the closing "bid" and "ask" prices of the Common Stock in the New York over-the-counter market on the day the option is granted, as reported by the National Association of Securities Dealers, Inc. If the stock is listed upon an established stock exchange or exchanges, such fair market value shall be deemed to be the highest closing price of the Common Stock on such stock exchange or exchanges on the day the option is granted or if no sale of the Corporation's Common Stock shall have been made on any stock exchange that day, on the next preceding day on which there was a sale of such stock. If there is no established market for the stock, the fair market value shall be determined by the most recent prior private sale price of the Common Stock. Subject to the foregoing the Committee in fixing the option price shall have full authority and discretion so long as they shall act in good faith.

      (c) Medium and Time of Payment

      The option price shall be payable in United States dollars upon the exercise of the option and may be paid in cash or by check. The Committee may permit an optionee to elect to pay the option price upon the exercise of the option by (i) accepting payment in shares of Common Stock of the Corporation, based upon the fair market value of those shares as determined under Article 6(b) of the Plan, or (ii) authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the option and remit to the Corporation a sufficient portion of the sale proceeds to pay the entire option price and any tax withholding resulting from such exercise.

      (d) Term and Exercise of Options

      No Incentive Stock Option shall be exercisable either in whole or in part prior to six months from the date it is granted. Notwithstanding the limitations of the first sentence of this subparagraph, the Committee, in its discretion, may waive such vesting requirements, and each option shall also be otherwise exercisable pursuant to
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the terms of each option agreement as determined by the Committee. To the extent that the option is not exercised in any period, the number of shares as to which the option is exercisable shall accumulate and be exercisable, in whole or in part, in any subsequent period but not later than ten years (or five (5) years in the case of a 10% Stockholder) from the date the option is granted. No option shall be exercisable after the expiration of ten years (or five (5) years in the case of a 10% Stockholder) from the date it is granted or three months after termination of employment, except as provided for herein in the event of death or permanent and total disability (as defined below) of the optionee. Notwithstanding the above, the Committee, in its discretion, may extend at any time the time period during which a Non-Qualified Stock Option may be exercised after termination of employment, provided that in no event shall such extended exercise period extend to a date which is beyond the end of the original exercise term from the date of such Non-Qualified Option as provided in the option agreement accompanying the grant of such Non-Qualified Option. Upon exercise, the option must be exercised for a minimum number of one hundred (100) shares, unless the number of shares for which the option is exercisable at such time shall be less than one hundred (100) shares in which case the minimum number of shares exercisable shall be the total amount for which the option is exercisable.

      (e) Termination of Employment Except Death

      In the event that an optionee shall cease to be employed by the Corporation or Subsidiaries for any reason other than his death and shall be no longer in the employ of any of them, subject to the condition that no option shall be exercisable after the expiration of ten years (or five (5) years in the case of a 10% Stockholder) from the date it is granted, such optionee shall have the right to exercise the option at any time within three months (twelve months in the case of the "permanent and total disability" of the optionee as defined in Section 22(e)(3) of the Code) after such termination of employment to the extent his right to exercise such option had accrued pursuant to Article 6(d) of the Plan and had not previously been exercised at the date of such termination. Subject to Treasury Regulation 1.421-7, whether authorized leave of absence for military or governmental service shall constitute termination of employment, for the purposes of the Plan, shall be determined by the Committee, which determination, unless overruled by the Board of Directors, shall be final and conclusive. (As used in this Plan, the terms "employ" and "employment" shall be deemed to refer to employment as an employee in any such capacity, and "termination of employment" shall be deemed to mean termination of employment as an employee in all of such capacities and continuation of employment as an employee in none of such capacities. Solely with respect to Non-Qualified Stock Options, the terms "employ" and "employment" shall also be deemed to refer to service as a consultant, director and/or officer of the Corporation and/or a Subsidiary, whether or not the optionee is otherwise an employee, and "termination of employment" shall be deemed to mean the termination of such service in all of such capacities and the termination of all employment of the optionee by the Corporation and any of its Subsidiaries and the continuation of such service and/or employment in none of such capacities.)

      (f) Transferability of Options

      No option may be transferred by the optionee otherwise than by will or by the laws of descent and distribution, and during the optionee's lifetime the option may be exercised only by him or her; provided however, that the Committee or the Board of Directors, as applicable, in its discretion, may allow for transferability of Non-Qualified Stock Options by the optionee to "Immediate Family Members". Immediate Family Members means children, grandchildren, spouse or common law spouse, siblings or parents of the optionee or to bona fide trusts, partnerships or other entities controlled by and of which the beneficiaries are Immediate Family Members of the optionee. Any option grants that are transferable are further conditioned on the Optionee and Immediate Family Members agreeing to abide by the Corporation's then current stock option transfer guidelines.

      (g) Death of Optionee

      In the event of the death of an optionee, no option shall be exercised unless such optionee had been an employee of the Corporation or any Subsidiary for a period of six (6) months following the date of grant thereof. If the optionee shall die while in the employ of the Corporation or a Subsidiary or within a period of three months after the termination of his employment with the Corporation or any Subsidiary and shall not have fully exercised the option, an option may be exercised, subject to the condition that no option shall be exercisable after the expiration of
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ten years from the date it is granted, to the extent that the optionee's right to exercise such option had accrued pursuant to Article 6(d) of the Plan at the time of his death and had not previously been exercised, at any time within one year after the optionee's death, by the executors or administrators of the optionee or by any person or persons who shall have acquired the option directly from the optionee by bequest or inheritance.

      (h) Changes in Capitalization

      Subject to any required action by the stockholders, the aggregate number of shares of Common Stock reserved for issuance under the Plan, the number of shares of Common Stock covered by each outstanding option, and the price per share thereof set forth in each such option, may, in the discretion of the Committee, be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Corporation by reason of any Common Stock dividend or Common Stock split or reverse stock split, recapitalization (including, without limitation, the payment of an extraordinary cash dividend), the issuance of stock rights, merger, consolidation, combination, exchange of shares, spin-off, distribution of assets to stockholders, or other similar corporate change. In its discretion, the Committee may also adjust the number of shares of Common Stock covered by each outstanding option in the event of the sale or other disposition or distribution by the Corporation of all or a portion of its assets.

      Subject to any required actions by the stockholders, if the Corporation shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled. A dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not the surviving corporation, shall cause each outstanding option to terminate, provided that each optionee shall, in such event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Corporation is not the surviving corporation, to exercise his option in whole or in part without regard to the installment provisions of Article 6(d) of the Plan.

      In the event of a change in the Common Stock of the Corporation as currently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value, or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

      To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

      Except as hereinbefore expressly provided in this Article 6(h), the optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of any class, or securities convertible into shares of stock of any class, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the option.

      The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or dissolve, liquidate or sell, or transfer all or any part of its business or assets.

      (i) Rights as a Stockholder or Employee

      An optionee or a transferee of an option shall have no rights as a stockholder with respect to any shares covered by his option until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in
Article 6(h) hereof. The Plan is not a contract of employment, and the terms of employment of any optionee or the relationship of any non-employee consultant with the Corporation shall not be affected in any way by the Plan or related instruments except as specifically provided therein. The establishment of the Plan shall not be construed as conferring any legal rights upon any optionee for a continuation of employment, nor shall it interfere with the right of the Corporation or any Subsidiary to discharge any optionee and to treat him without regard to the effect which such treatment might have upon him as an optionee.

      (j) Modification, Extension and Renewal of Options

      Subject to the terms and conditions and within the limitations of the Plan, including but limited to Article 6(d), the Committee may modify, extend or renew outstanding options granted under the Plan or accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of the new options in substitution theretofore (to the extent not theretofore exercised). The Committee shall not, however, modify any outstanding options so as to specify a lower price. Notwithstanding the foregoing, however, no modification of an option shall, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan.

      (k) Investment Purpose and Qualification of Shares

      Each option under the plan shall be granted on the condition that the purchases of stock thereunder shall be for investment purposes, and not with a view to resale or distribution except that in the event the stock subject to such option is registered under the Securities Act of 1933, as amended (the "Securities Act"), or in the event a resale of such stock without such registration would otherwise be permissible, such condition shall be inoperative if in the opinion of counsel for the Corporation such condition is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

      The Corporation shall seek such authority as may lawfully be required to offer and sell the shares covered by an option in each jurisdiction in which an optionee resides. However, nothing herein shall require the Corporation to register under the Securities Act of 1933 either the Plan, options granted thereunder or any securities issued or issuable pursuant to any option granted under the Plan. If such authority is not obtained for any reason, the Corporation shall not be obligated (and shall be relieved of any liability for failure) to issue and sell any securities which may be exercisable pursuant to any option granted hereunder until and unless such authority is obtained.

      (l) Other Provisions

      The Option agreements authorized under the Plan shall from time to time and from option to option contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Committee shall deem advisable in each case. Any such option agreement shall contain such limitations and restriction upon the exercise of the option as shall be necessary, in the case of Incentive Stock Options, in order that such option will be an Incentive Stock Option or to conform to any change in the law.

7.    CORPORATION LOANS

      The Corporation may make non-recourse, collateralized loans to holders of options for the purpose of exercising options, with such loans to be made to holders of options of the Corporation or the Subsidiaries, said loans bearing interest at a rate to be determined by the Committee, but in no event at a rate of interest less than the Federal rate of interest applicable under Section 7872 of the Code. Such loans shall be in such amounts as may from time to time be required to enable said option holder to exercise options granted under the Plan, to the extent that such loans are permitted by law and to the extent that such options are then exercisable, and shall be secured by the shares being purchased. Such loans shall, however, terminate and be due and payable (including interest) on such date that the loan documents shall indicate (which may be a date occurring after the last day of the employment of any option holder), or if earlier, upon the disposition by the option holder of the shares purchased with the proceeds of such loans.

8.    TERM OF PLAN

      Options may be granted pursuant to the Plan from time to time within a period of ten years from the date the Plan is adopted by the Board of Directors, or the date the Plan is approved by the stockholders, whichever is earlier.

9.    INDEMNIFICATION OF COMMITTEE

      In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgement in any such action, suit or proceeding; provided that within 60 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Corporation's Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise.

10.   AMENDMENT OF THE PLAN

      The Board of Directors of the Corporation may, at any time or times amend the Plan for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law or may at any time terminate the Plan as to any further grants of options, provided that no such amendment shall without the approval of the stockholders of the Corporation (a) increase the number of shares subject to the Plan, (b) change the designation of the class of employees eligible to receive options, (c) reduce the option price of outstanding incentive stock options or reduce the price at which incentive stock options may be granted, (d) change the per-person limit contained in Article 5 of the Plan, or (e) alter the Plan in such a way that incentive stock options granted or to be granted hereunder would not be considered Incentive Stock Options as defined in Section 422 of the Code, and further provided that neither the Board of Directors nor the Committee may amend, suspend, modify, or terminate the Plan so as to alter or impair any grantee's rights (without the consent of the grantee) under any option theretofore granted under the Plan.

11.   APPLICATION OF FUNDS

      The proceeds received by the Corporation from the sale of Common Stock pursuant to options will be used for general corporate purposes.

12.   NO OBLIGATION TO EXERCISE OPTION

      The granting of an option shall impose no obligation upon the optionee to exercise such option.

13.   APPROVAL OF STOCKHOLDERS

      This Plan is subject to approval by the affirmative vote of the holders of a majority of the shares of the Corporation's Common Stock present in person or represented by proxy and entitled to vote at an Annual or Special Meeting of stockholders, which approval must occur within the period beginning twelve months before or ending twelve months after the date the Plan is adopted by the Board of Directors. In the period following the adoption of this Plan by the Board of Directors but prior to obtaining approval by the stockholders, the Committee may grant options hereunder, subject to obtaining stockholder approval of the Plan.

                               * * * * * * * * *

                    AMENDMENTS TO THE 2002 STOCK OPTION PLAN

                                  AMENDMENT #1
                          EFFECTIVE DECEMBER 16, 2005

      At a Special Meeting of the Stockholders on December 16, 2005, the Stockholders approved an Amendment to the 2002 Stock Option Plan to increase the number of shares of common stock available for grants and awards from 1,300,000 to 2,300,000.

                                  AMENDMENT #2
                            EFFECTIVE JULY 13, 2006

      At the Annual Meeting of the Stockholders on July 13, 2006, the Stockholders approved an Amendment to the 2002 Stock Option Plan to increase the number of shares of common stock available for grants and awards from 2,300,000 to 3,300,000.